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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Ballistic Recovery Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BALLISTIC RECOVERY SYSTEMS, INC.
300 Airport Road
South St. Paul, Minnesota 55075

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, MARCH 18, 2003

TO THE SHAREHOLDERS OF BALLISTIC RECOVERY SYSTEMS, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ballistic Recovery Systems, Inc. (the "Company") will be held at 9:00 a.m., Central Time on Tuesday, March 18, 2003 at Fleming Field, New Terminal Building, South St. Paul, Minnesota 55075, for the following purposes:

(a)
To elect five directors to serve on the Board of Directors.

(b)
To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on January 21, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

        We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy card as promptly as possible. To ensure that your shares are represented, we request that you sign and return your proxy card whether or not you intend to be at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,
By:	/s/ DANIEL JOHNSON Daniel Johnson Corporate Secretary

        Dated: February 7, 2003

WE URGE YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

BALLISTIC RECOVERY SYSTEMS, INC.
300 Airport Road
South St. Paul, Minnesota 55075
(651) 457-7491

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, MARCH 18, 2003

        This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Ballistic Recovery Systems, Inc. (also the "Company") for use at our annual meeting of shareholders to be held Tuesday, March 18, 2003, at 9:00 a.m., Central Time, at Fleming Field, New Terminal Building, South St. Paul, Minnesota 55075, and at any adjournment thereof. This proxy statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about February 7, 2003, along with our 2002 Annual Report to Shareholders. We will pay all expenses in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile or personal calls.

        Only shareholders of record at the close of business on January 21, 2003 are entitled to notice of and to vote at the meeting or at any adjournment thereof. On January 21, 2003, there were 6,209,736 shares of our common stock outstanding. Each share is entitled to one vote. Cumulative voting is not permitted.

        The affirmative vote of the majority of shares represented at the meeting, in person or by proxy, is required for the election of each nominee to the Board of Directors. You may either vote "FOR" or "WITHHOLD" authority to vote for each nominee for the Board of Directors. The Board of Directors recommends a vote "FOR" each nominee. Shares represented by a proxy will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted "FOR" the election of each nominee named in this proxy statement. If you submit your proxy but withhold authority to vote, your shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, and your shares will be counted as unvoted for purposes of determining the approval of the nominee as to whom you have withheld authority. Withholding your authority to vote for one or more of the director nominees has the same effect as a vote against those nominees. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a broker "non-vote"), those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

        You may revoke your proxy at any time before the proxy vote is cast at the annual meeting by giving written notice of revocation to Daniel Johnson, Corporate Secretary of the Company, by submitting a later-dated proxy or by voting in person at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of our common stock as of January 21, 2003, by: (a) each person or entity known by us to own beneficially more than five percent of our common stock; (b) each director and nominee for election as a director of Ballistic Recovery Systems, Inc.; (c) each of our executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below; and (d) all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to securities. The address of each director and executive officer named below is the same as that of Ballistic Recovery Systems, Inc. unless otherwise stated.

Name and Address of Beneficial Owner	Title	Number of Shares Owned(1)		Percent of Class
Darrel D. Brandt 8603 West First St. Cedar Falls, IA 50613	Director	1,983,418	(2)	31.7%
Boris Popov 4099 Penfield Court S. Afton, MN 55001	Director	569,846	(3)	9.1%
Thomas H. Adams, Jr.	Director	217,158	(4)	3.5%
Mark B. Thomas	Director, Chief Executive Officer, and Chief Financial Officer	204,000	(5)	3.2%
Robert L. Nelson	Director and Chairman	100,050	(6)	1.6%
All executive officers and directors as a group (6 persons)		3,293,257	(7)	49.6%

(1)
Unless otherwise indicated, all persons have sole voting power and sole investment power with respect to the shares indicated. Includes shares that may be acquired by exercise of options currently exercisable (including options becoming exercisable within 60 days of January 21, 2003.)

(2)
Includes 56,250 shares issuable upon exercise of options exercisable within 60 days.

(3)
Includes 45,000 shares issuable upon exercise of options exercisable within 60 days.

(4)
Includes 90,000 shares issuable upon exercise of options exercisable within 60 days.

(5)
Includes 92,500 shares issuable upon exercise of options exercisable within 60 days.

(6)
Includes 20,000 shares issuable upon exercise of options exercisable within 60 days.

(7)
Includes 310,417 shares issuable upon exercise of options exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to us during 2002 and written representations from the executive officers, directors and greater-than-10% beneficial owners of our common stock, we believe that all of our executive officers, directors and greater-than-10% shareholders complied with all Section 16(a) filing requirements applicable to them.

ITEM I. ELECTION OF DIRECTORS

        The business and affairs of Ballistic Recovery Systems, Inc. are managed under the direction of our Board of Directors, which presently is comprised of five members. Each of our directors is elected until the next annual meeting of shareholders and until the director's successor has been elected and qualifies to serve as a director. The Board of Directors has nominated and recommends that you vote FOR the five nominees named below for election as directors. All of the nominees presently are members of the Board of Directors.

        Unless otherwise specified, the named proxies intend to vote FOR the election of the five nominees listed below. If for any reason any nominee shall be unavailable for election to the Board of Directors, the named proxies will vote for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

        The nominees for election to our Board of Directors provided the following information about themselves.

        THOMAS H. ADAMS, JR., age 66, director since 1986. Mr. Adams retired during 1996 from his position as a Northwest Airlines 747 captain flying Trans-Pacific routes. Mr. Adams is a board member of the International Aerobatics Club and an active experimental aerobatics pilot and past member of the national aerobatics team.

        DARREL D. BRANDT, age 61, director since 1991. Mr. Brandt was the acting CEO for the Company from December 1991 through November 1995. Mr. Brandt is an independent real estate developer and private investor. Mr. Brandt is a member of the compensation committee.

        ROBERT L. NELSON, age 59, director since 1993. Mr. Nelson serves as the Company's Chairman of the Board. He is the president of Robert L. Nelson and Associates, a consulting firm specializing in aviation. Mr. Nelson is an instrument rated private pilot and, through December 2000, was on the executive board of the Twin Cities Salvation Army. In addition he is a member of the Woodbury Economic Development Authority and an arbitrator for the NASD. Until March 1998, Mr. Nelson was president and chief operations officer of Wipaire, Inc. an aviation float manufacturer. Mr. Nelson's past experience in aviation includes positions with Cessna Aircraft Company, Rockwell Aviation Corporation, Grumman American, Grumman Corporation, Senior Vice President of lending with an aviation emphasis, and past president and founder of the National Aircraft Finance Association. Mr. Nelson is the chairman of the compensation and Audit Committee.

        BORIS POPOV, age 56, director since 1980. Mr. Popov is the founder of the Company and holds the title of Chairman Emeritus. Mr. Popov is president of Northern Sun, Inc., a privately owned St. Paul, Minnesota based Company that is engaged in aircraft equipment sales. He is also a private pilot. Mr. Popov is a member of the Audit Committee.

        MARK B. THOMAS, age 40, director since 1999. Mr. Thomas has been the Company's President and CEO since November 1995, prior to which he was the Company's COO and CFO. He is a Certified Public Accountant and his past experience includes Chief Financial Officer for an 18-station radio-broadcasting group, Accounting Manager for the wholesale division of Holiday Companies, Inc., Corporate Accounting Manager for CVN Companies, Inc., which was acquired by QVC, and Senior Auditor for a public accounting firm.

BOARD MEETINGS AND COMMITTEES

        During the fiscal year ended September 30, 2002, the Board of Directors met five times. Each of the directors attended more than 75% of the aggregate of all meetings of the Board of Directors and of the committees on which they served. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings.

        The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The current membership of these committees is indicated in the foregoing section. The Board of Directors does not have a standing nominating committee.

        The Compensation Committee reviews and recommends to the Board of Directors the compensation guidelines for executive officers. During fiscal 2002, the Compensation Committee held two meetings.

        The Audit Committee makes recommendations as to the selection of independent auditors and their compensation and reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to our accounts, records, controls and financial reporting. The Audit Committee's responsibilities are further described in the report of the Audit Committee on page 6 of this proxy statement. During fiscal 2002, the Audit Committee held two meetings.

DIRECTOR COMPENSATION

Fiscal 2002

        In fiscal 2002, each of our non-employee directors received $3,000 per Board meeting for the first three meetings and $4,500 per Board meeting for the last two meetings of such fiscal year. Additionally, the Chairman received an additional $1,000 per Board meeting during fiscal 2002. For fiscal 2002, the Compensation Committee members received $2,250 per meeting and the Audit Committee members received $500 per meeting for the first meeting and $2,250 for the last meeting. Mr. Thomas, an employee director of the Company received compensation totaling $3,000 for the first Board meeting of fiscal 2002 and received no separate compensation for any subsequent board meetings.

        In fiscal 2002, each director was granted stock options to purchase 15,000 shares of our common stock, which vested immediately following election to the Board of Directors at the 2002 Annual Meeting of Shareholders. Mr. Nelson was granted an additional option for 5,000 shares for his position as Chairman. The exercise price for all such options was $1.38, the fair market value of the Company's common stock on the date of grant.

        The following summarizes the compensation received by each director for Board and committee fees in fiscal 2002: Mr. Adams, $18,000; Mr. Brandt, $22,500; Mr. Nelson, $30,250; Mr. Popov, $20,750; and Mr. Thomas, $3,000.

        In addition to director and committee fees, the Company paid consulting fees to Messers. Nelson and Popov of $6,285 and $4,524 respectively for additional services provided to the Company.

        Directors, to the extent they are shareholders of the Company's common stock also participated in the $.02 per share cash dividend which was payable in February 2002.

Fiscal 2003

        For fiscal 2003, non-employee directors will receive $4,500 per Board meeting while the Chairman will receive $5,500 per Board meeting. Members of the Compensation Committee and Audit Committee will receive $2,250 per meeting, provided that no fees will be paid for meetings held in conjunction with regular Board meetings. Furthermore, while no decision has been made as of the date of this Proxy Statement, the Company may issue to each non-employee directors stock options to purchase 15,000 shares of our common stock immediately following election to the Board of Directors at the fiscal 2003 Annual Meeting of Shareholders. Any such options granted would be vested immediately and have an exercise price equal to the fair market value on the date of grant. Finally, directors, to the extent that they are shareholders of the Company's common stock will also participate in cash dividends, including the $.05 per share cash dividend payable in January 2003.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth the cash and non-cash compensation earned or awarded to the chief executive officer of the Company for each of the last three fiscal years:

Annual Compensation
Name and Principal Position(s)	Fiscal Year
		Salary		Bonus		Other
Mark B. Thomas, Chief Executive Officer and Chief Financial Officer	2002 2001 2000	$ $ $	139,346 109,346 98,555	$ $ $	25,000 34,050 25,650	$ $ $	9,108 4,900 1,300

STOCK OPTIONS

OPTION GRANTS IN FISCAL 2002

NAME	NUMBER OF OPTIONS GRANTED	PERCENTAGE TOTAL OPTIONS GRANTED TO EMPLOYEE	EXERCISE PRICE	EXPIRATION DATE
Mark B. Thomas	15,000	100%(1)	$1.38	03/19/07

(1)
Issued to Mr. Thomas in his capacity as a director in Fiscal 2002.

AGGREGATED OPTION EXERCISES IN FISCAL 2002
AND VALUE OF OPTIONS AT END OF FISCAL 2002

			NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT 9/30/02	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT 9/30/02 ($)(2)
NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($)(1)	EXERCISABLE/ UNEXERCISABLE	EXERCISABLE/ UNEXERCISABLE
Mark B. Thomas	11,667	$12,250	92,500/–	$7,100/–

(1)
Value determined by subtracting the exercise price per share from the closing price per share of our common stock on the date of exercise.

(2)
Value determined by subtracting the exercise price from the closing price per share of our common stock on September 30, 2002 for all options that were in the money as of September 30, 2002.

EMPLOYMENT AGREEMENT

        Mark B. Thomas, President and CEO, had a three-year employment agreement with the Company, which expired on December 31, 2002. Mr. Thomas received an annualized base salary of $150,000 during fiscal 2002. Pursuant to the agreement, Mr. Thomas was eligible to receive a bonus of up to 30% of the base salary based on obtaining certain pre-determined performance objectives. The base salary and bonus performance objectives were established on an annual basis and reviewed and modified as agreed to by the Board of Directors and Mr. Thomas. Mr. Thomas also received medical, dental and other customary benefits. The agreement provided that Mr. Thomas would receive an amount equal to the annualized base salary if terminated by the Company for a reason other than "cause" or if Mr. Thomas resigns for "good reason", each as defined therein. The agreement also provided that Mr. Thomas would continue to receive his base salary and bonus if he terminated his employment following a "change of control" of the Company, as defined therein. The employment agreement provided that Mr. Thomas would not compete with the Company for three years after the termination of his employment with the Company and the agreement contains certain nondisclosure and confidentiality provisions.

        No employment agreement has been entered into with Mr. Thomas as of the date of this proxy statement.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors is composed of the following non-employee directors: Mr. Nelson, Chairman and Mr. Popov. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is shown below.

        The Audit Committee oversees Ballistic Recovery Systems, Inc.'s financial reporting process on behalf of the Board of Directors and recommends to the Board of Directors the appointment of independent accountants. Management has the primary responsibility for the financial reporting process, including the Company's system of internal controls. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on the Company's financial statements. The committee discusses with management and independent auditors the overall scope and plans for the audit and meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of the Company's financial reporting.

        In fulfilling our oversight responsibilities, the Audit Committee has met and held discussions with management and the independent auditors. The Audit Committee reviewed the financial statements with management and the independent auditors, including a discussion of the application of generally accepted accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has discussed with the independent auditors the auditors' independence from management, including whether the provision of non-audit services is compatible with maintaining the auditors' independence, and matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), and the Audit Committee received from the independent auditors the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in Ballistic Recovery Systems, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002, filed with the Securities and Exchange Commission.

        Robert L. Nelson, Chair and Boris Popov

AUDIT COMMITTEE CHARTER

        The following Audit Committee Charter was adopted and ratified by the board of directors on May 7, 2002. The Audit Committee and the Board of Directors will amend this Audit Committee Charter, if necessary, to conform with additional rules and regulations promulgated by the Securities and Exchange Commission in connection with the Sarbanes-Oxley Act of 2002. The Audit Committee Charter is as follows:

        There shall be a Committee of Ballistic Recovery Systems, Inc. ("BRS") Board of Directors to be known as the Audit Committee (the "Committee). The Committee shall be composed of outside directors who are independent of management of BRS and are free of any relationship that in the opinion of the Board of Directors would interfere with their exercise of independent judgment as a Committee member ("Independent Directors"). The Committee shall consist of at least two Independent Directors.

        The Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to shareholders, potential shareholders and the Investment community relating to the quality and integrity of BRS' accounting and financial reporting practices. In so doing, it is the responsibility of the Committee to maintain free and open means of communications between the directors, the independent auditors, and the financial management of BRS.

        In carrying out these responsibilities, the Committee will:

1.
Review and recommend to the Board of Directors, the engagement or termination of BRS' independent auditors.

2.
Meet with the independent auditors and financial management of BRS to review the scope of the proposed audit for each year and the audit procedures to be utilized and, at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors.

3.
Review the independence of BRS' independent auditors.

4.
Review with the independent auditors and with BRS' financial accounting personnel, the adequacy and effectiveness of accounting and financial controls of BRS and consider any recommendations for improvement of such internal controls.

5.
Prior to the release of the annual report to shareholders, the Committee should review the financial statements with the independent auditors to ensure satisfactory disclosure and content. Any changes in accounting principles should be reviewed.

6.
Examine and consider such other matters in relation to the internal and external audit of BRS' accounts and in relation to the financial affairs of and its accounts as the Committee may, in its own discretion, determine to be desirable.

7.
Consult directly with BRS' independent auditors with respect to the above matters, to the extent the Committee may, in its own discretion, determine to be advisable.

8.
Within the scope of its duties, the Committee has the right and the responsibility to investigate or have investigated any variance or matter of concern brought to its attention. It specifically has the power to consult with legal counsel or retain outside counsel for this purpose if, in its judgment, that is appropriate.

9.
Review and approve (with the concurrence of a majority of the disinterested directors of BRS) any transactions with affiliated parties.

10.
At all meetings of the Committee, sufficient opportunity should be made available for the independent auditors to meet with members of the Committee without members of the management present. Among items for potential discussion in these meetings are the independent auditors evaluation of BRS' financial and accounting personnel, and the cooperation that the independent auditors received during the course of their audit.

11.
Minutes and Reports of all meetings of the Committee shall be given to the Board of Directors.

        In carrying out their responsibilities, the Committee should remain operationally flexible in order that it can best react to changing conditions and environment and to assure the directors and shareholders that the corporate accounting and financial reporting practices of BRS are in accordance with all requirements and are of the highest quality.

        It is acknowledged that the scope of activity being undertaken by the Committee is evolving actively at this time. Therefore, the Board may choose to alter or amend this charter at any time.

INDEPENDENT AUDITORS

        A representative from Callahan, Johnston & Associates, LLC will have an opportunity to make a statement at the annual meeting and will be available to respond to appropriate questions from shareholders.

DISCLOSURE OF FEES PAID TO INDEPENDENT AUDITORS IN FISCAL 2002

Audit Fees

        Audit fees billed or expected to be billed to us by Callahan, Johnston & Associates, LLC for the audit of our financial statements for the fiscal year ended September 30, 2002 and for reviews of our quarterly reports on Form 10-QSB and annual reviews on Form 10-KSB for the same fiscal year totaled $13,428.

Financial Information Systems Design and Implementation Fees

        We did not engage Callahan, Johnston & Associates, LLC to provide advice regarding financial information systems design and implementation during the last fiscal year.

All Other Fees

        Fees billed or expected to be billed to us by Callahan, Johnston & Associates, LLC for all other non-audit services, including tax-related services, provided during the last fiscal year totaled $2,144.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

        The rules of the Securities and Exchange Commission permit shareholders of the Company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by Company action in accordance with federal proxy rules. The 2004 Annual Meeting of Shareholders for the Company is expected to be held on or about March 16, 2004 and the proxy materials in connection with that meeting are expected to be mailed on or about January 31, 2004. The Company on or before October 1, 2003 must receive shareholder proposals prepared in accordance with the proxy rules.

OTHER MATTERS

        We know of no matters other than those that are described in this proxy statement to come before the 2003 annual meeting of shareholders. However, if any other matters are properly brought before the meeting, one or more persons named in the enclosed proxy card or their substitutes will vote in accordance with their best judgment on such matters.

AVAILABILITY OF FORM 10-KSB

        The Company is including with this Proxy Statement its Annual Report for the year ended September 30, 2002, which includes financial information relating to the Company. You can receive a copy of the Company's annual report to the SEC on Form 10-KSB at no charge by writing to Ballistic Recovery Systems, Inc., Shareholder Relations, 300 Airport Road, South St. Paul, Minnesota 55075. SEC filings for the Company are also available at the Securities and Exchange Commission's EDGAR service through the Internet at www.sec.gov/edgarhp.htm. The Company's trading symbol is BRSI or BRSI.OB.

By:	/s/ DANIEL JOHNSON Daniel Johnson Corporate Secretary

        Dated: February 7, 2003

BALLISTIC RECOVERY SYSTEMS, INC.
PROXY
ANNUAL MEETING OF SHAREHOLDERS—MARCH 18, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated January 21, 2003, revoking any proxy previously given, hereby appoint(s) Robert L. Nelson and Mark B. Thomas as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of Ballistic Recovery Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. Central Time on Tuesday, March 18, at Fleming Field, New Terminal Building, South St. Paul, Minnesota 55075, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

1. Election of directors:	01 Thomas H. Adams, Jr.	04 Boris Popov
	02 Darrel D. Brandt	05 Mark B. Thomas
03 Robert L. Nelson

FOR all nominees, listed above (except as specified below).	WITHHOLD AUTHORITY to vote for all nominees listed above.

  INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED:

2.
Upon such other matters as may properly come before the meeting.

It is important that each shareholder complete, date, sign, and mail this Proxy as soon as possible. Your vote is important!

Dated and Signed                                                  , 2003.

Signature of Shareholder(s)	Signature of Shareholder(s)

        PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE DO NOT FORGET TO DATE THIS PROXY.

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PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS TO BE HELD TUESDAY, MARCH 18, 2003
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
  ITEM I. ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
OPTION GRANTS IN FISCAL 2002
AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND VALUE OF OPTIONS AT END OF FISCAL 2002
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
OTHER MATTERS
AVAILABILITY OF FORM 10-KSB
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS